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EXHIBIT 10.1

SECOND AMENDMENT TO THE MARCH 22, 1999 AND AUGUST 17, 1999 PROMISSORY
NOTES ("NOTES") BETWEEN M.A. ROBINSON CHARITABLE REMAINDER TRUST
("TRUST"), AND MARIUS A. ROBINSON (COLLECTIVELY, "ROBINSON") AND VYREX
CORPORATION ("THE COMPANY")

RECITALS

    WHEREAS, The Company entered into promissory notes with Robinson dated March 22, 1999 and August 17, 1999.

    WHEREAS, Robinson agreed on February 29, 2000 to extend the notes for one year for specific considerations.

    WHEREAS, Robinson is willing, for the best interest of The Company, to extend both the March 22, 1999 and the August 17, 1999 notes to March 22, 2002.

    NOW THEREFORE, in consideration for a second extension the Parties agree to the following terms.

  1.
  Based on the terms of the February 29, 2000 Amended Agreement interest on the notes at the agreed upon rate of 8% will be due and payable on March 22, 2001 for the $100,000.00 note and August 17, 2001 for the $60,000.00 note.

  2.
  The principal amount totaling $160,000.00, plus interest, at a rate of 8%, will be due and payable on March 22, 2002 for both the March 22, 1999 and August 17, 1999 notes.

  3.
  Robinson will be granted 50,000 options to purchase Vyrex stock at a price of $0.50 per share exercisable for a period of two years from the date of this agreement.

  4.
  The Company grants The Trust the option to convert the August 17, 1999 $60,000.00 note into 100,000 shares of Vyrex common stock at a price of $0.60 per share at any time between the date of this agreement and March 22, 2002 in increments of not less than 20,000 shares per transaction.

    IN WITNESS WHEREOF, the Parties have executed this Second Amendment to the March 22, 1999 and August 17, 1999 Agreements as of the 4th day of January, 2001.

M.A. Robinson Charitable Remainder Trust		M.A. Robinson Individual
By:	/s/ MARIUS A. ROBINSON Marius A. Robinson	By:	/s/ MARIUS A. ROBINSON Marius A. Robinson
Vyrex Corporation
By:	/s/ G. DALE GARLOW G. Dale Garlow

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SECOND AMENDMENT TO THE MARCH 22, 1999 AND AUGUST 17, 1999 PROMISSORY NOTES ("NOTES") BETWEEN M.A. ROBINSON CHARITABLE REMAINDER TRUST ("TRUST"), AND MARIUS A. ROBINSON (COLLECTIVELY, "ROBINSON") AND VYREX CORPORATION ("THE COMPANY")
RECITALS